Exhibit 5.1



                        Opinion of Ira M. Dansky, Esq.



                                                                 April 3, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, DC 20549


                     Registration Statement on Form S-3
                     ----------------------------------

Ladies and Gentlemen:

          I am General Counsel of Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), and in such capacity, I have represented the Company and its subsidiaries, Jones Apparel Group Holdings, Inc., a Delaware corporation ("Jones Holdings"), Jones Apparel Group USA, Inc., a Pennsylvania corporation ("Jones USA"), and Nine West Group Inc., a Delaware corporation ("Nine West" and, together with the Company, Jones Holdings and Jones USA, the "Issuers"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), being filed by the Issuers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of up to $805,645,000 principal amount at maturity of the Issuers' Zero Coupon Convertible Senior Notes due 2021 (the "Notes") and the shares of common stock issuable upon conversion of the Notes (the "Shares") for the benefit of the selling securityholders. The Notes were issued under an Indenture dated February 1, 2001 (the "Indenture"), between the Issuers and The Bank of New York, as trustee.

          In that connection, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (i) the Articles or Certificate of Incorporation of each Issuer, as amended or restated; (ii) the Bylaws of each Issuer, as amended or restated; (iii) the Indenture;
(iv) the Registration Statement; and (v) corporate proceedings relating to the authorization of the Notes and the Shares.

          In such review, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted as copies and the authenticity of the originals of such copies.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

          1. The execution and delivery by the Issuers of the Notes and the performance by the Issuers of their obligations thereunder have been duly authorized by all requisite corporate action on the part of the Issuers.

          2. The Notes constitute a legal, valid and binding obligation of the Issuers enforceable against such Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.


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          3. The Shares reserved for initial issuance upon the conversion of the Notes have been duly and validly authorized and reserved and, when issued upon conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or other similar rights.

          In rendering this opinion, I have relied upon the opinion dated April 3, 2001, of Schnader, Harrison, Segal & Lewis LLP, a copy of which appears as Exhibit 5.2 to the Registration Statement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.

          I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          I hereby consent to the use of my opinion as herein set forth as an Exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement.


                                        Very truly yours,


                                        /s/ Ira M. Dansky
                                            Ira M. Dansky
                                            General Counsel



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